Exhibit (h) 8.2

ASSIGNMENT AGREEMENT

THIS AGREEMENT is made as of September 18, 2003,

AMONG:

FRANK RUSSELL INVESTMENT COMPANY, a Massachusetts Business Trust organized under the laws of The Commonwealth of Massachusetts, having its principal office at 909 A Street, Tacoma, WA 98402 (the “Client”),

DEUTSCHE BANK AG NEW YORK, a duly licensed branch office at 31 West 52nd Street, New York, NY of Deutsche Bank AG, a foreign banking corporation duly incorporated under the laws of Germany, having its principal office in the city of Frankfurt, am Main, Germany (“DB AG New York”),

DEUTSCHE BANK AG LONDON, a duly licensed branch office at Winchester House, 1 Great Winchester Street, London, EC2N 2DB of Deutsche Bank AG, a foreign banking corporation duly incorporated under the laws of Germany, having its principal office in the city of Frankfurt, am Main, Germany (“DB AG London, and together with DB AG New York, the “Original Service Providers”), and

STATE STREET BANK AND TRUST COMPANY, a company incorporated under the laws of The Commonwealth of Massachusetts, having its registered office at 225 Franklin Street, Boston, MA 02110 (the “Successor Service Provider”).

WHEREAS:

A.            The Client and the Original Service Providers have entered into certain agreements listed on Schedule A hereto, as amended or supplemented from time to time (the “Services Agreements”). Pursuant to the Services Agreements, the Original Service Providers provide certain services to the Client.

B.            As of January 31, 2003, the global securities business formerly conducted by Deutsche Bank AG (“DB Parent”) and certain of its subsidiaries, including the Original Service Providers, was acquired by and transferred to State Street Corporation (“State Street Parent”) and certain of its subsidiaries, including the Successor Service Provider, pursuant to that certain Sale and Purchase Agreement between DB Parent and State Street Parent, dated as of November 5, 2002 (as amended from time to time, the “Sale and Purchase Agreement”).

C.            The parties hereto have agreed that the Services Agreements be assigned to the Successor Service Provider with effect from the time the Client receives written notice signed by the Successor Service Provider of the complete conversion of the accounts of the Client from the data and information processing systems of DB Parent and its affiliates to the data and information processing systems of State Street Parent and its affiliates (the “Effective Time”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

Exhibit (h) 8.2

1.        Assignment of the Services Agreements

(a)        In consideration of the agreements, assumptions and releases hereinafter contained, the subject to paragraph 1(b), it is agreed that from and after the Effective Time, all the rights, title and interests of the Original Service Providers under the Services Agreements will be assigned and transferred to the Successor Service Provider, and all the obligations, liabilities and duties of the Original Service Providers under or arising in connection with the Services Agreements will be assumed by and transferred to the Successor Service Provider, and accordingly:

(i) the Original Service Providers shall, from and after the Effective Time, release and discharge the Client from (A) further performance of the Services Agreements to which such Original Service Providers are parties and all obligations, liabilities, duties of the Client thereunder, and (B) all claims and demands against the Client, whether known or unknown, under or arising in connection therewith, whether in contract, tort or otherwise;

(ii) the Client shall, from and after the Effective Time, release and discharge the Original Service Providers from (A) further performance of the Services Agreements and all obligations, liabilities and duties of the Original Service Providers thereunder, and (B) all claims and demands against the Original Service Provider, whether known or unknown, under or arising in connection therewith, whether in contract, tort or otherwise;

(iii) the Client, from and after the Effective Time, shall acquire equivalent rights against and assume equivalent obligations towards the Successor Service Provider, as if the Successor Service Provider had been named as a party to the Services Agreements in place of the Original Service Providers;

(iv) the Successor Service Provider, from and after the Effective Time, shall acquire equivalent rights against and assume equivalent obligations towards the Client, as if the Successor Service Provider had been named as a party to the Services Agreements in place of the Original Service Providers;

(v) with respect to the securities lending Service Agreements the parties agree and understand that from and after the Effective Time, any outstanding loans under such agreements will be deemed, by the parties, to have been made by the Successor Service Provider on behalf of the Client pursuant to such agreements, and any collateral (including any investments made from collateral) with respect to such outstanding loans shall be transferred by the Original Service Providers to the Successor Service Provider to be held on behalf of the Client;

(vi) the Successor Service Provider and the Client agree that from the Effective Time the Successor Service Provider may, in providing its services under the Services Agreements, procure that the services be performed by its affiliates, provided that the Successor Service Provider remains responsible to the Client for the performance of the services, and

Exhibit (h) 8.2

(vii) the Services Agreements shall continue in full force and effect, except as and to the extent expressly modified by this Agreement (as it may be amended from time to time by written instrument signed by the Client and the Successor Service Provider).

(b)        This Agreement does not affect any rights or obligations arising from or relating to any period prior to the Effective Time or accrued by any party prior to the Effective Time, including without limitation (i) any Client rights or obligations under the Services Agreements, and (ii) any rights and obligations as between the Original Service Providers and its affiliates, on the one hand, and the Successor Service Provider and its affiliates, on the other hand, pursuant to the Sale and Purchase Agreement.

2.	One Agreement

Each of the Services Agreements, on the one hand, and this Agreement, on the other hand, shall henceforth be read and construed as one Agreement.

3.	Governing Law

This Agreement is governed by, and construed in accordance with the law governing the relevant Service Agreement.

4.	Authorizations

Each of the parties hereto represents, covenants and agrees for itself that this Agreement has been duly signed for and on behalf of such party by authority of its governing bodies and within the scope of its respective powers.

5.	Counterparts

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

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Exhibit (h) 8.2

IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

CLIENT:
FRANK RUSSELL INVESTMENT COMPANY

By: s/s Greg S. Korte
Name:	Greg S. Korte
Title:	Asst Treas.

ORIGINAL SERVICE PROVIDERS:
DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

DEUTSCHE BANK AG LONDON

By:
Name:
Title:

SUCCESSOR SERVICE PROVIDER:
STATE STREET BANK AND TRUST COMPANY

By: s/s JL Carty
Name:	JL Carty
Title:	Senior Vice President

Exhibit (h) 8.2

IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

CLIENT:
FRANK RUSSELL INVESTMENT COMPANY

By:
Name:
Title:

ORIGINAL SERVICE PROVIDERS:
DEUTSCHE BANK AG NEW YORK BRANCH

By: s/s Brian M. Studdert
Name:	Brian M. Studdert
Title:	Attorney-in-Fact

DEUTSCHE BANK AG LONDON

By: s/s Heiko Lotz
Name:	Heiko Lotz
Title:	Managing Director

SUCCESSOR SERVICE PROVIDER:
STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Exhibit (h) 8.2

SCHEDULE A

List of agreements to be assigned.

Securities Lending Agency Agreement, dated as of November 30, 2000, among Deutsche Bank AG New York Branch, Deutsche Bank AG London and Frank Russell Investment Company

Including, as applicable, all amendments, attachments, addenda, side letters, associated subscription agreements, if any, schedules, exhibits and appendices with respect to any and all of the foregoing, including but not limited to all current fee schedules.